Exhibit 10.3
COWEN DIGITAL HOLDINGS
2022 EQUITY UNIT INCENTIVE PLAN
Article I
PURPOSE OF PLAN
The Cowen Digital Holdings 2022 Equity Unit Incentive Plan (this “Plan”) is designed to (a) promote the long-term financial interests and growth of Cowen Digital Holdings LLC (the “Company”) and its Affiliates by attracting and retaining management and other personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company; (b) motivate management personnel by means of growth-related incentives to achieve long-range goals; and (c) further the alignment of interests of Participants with those of the members of the Company through opportunities for equity and cash incentives in the Company.
Article II
DEFINITIONS
Terms that are capitalized but not defined herein shall have the meanings prescribed by the ManagementCo LLC Agreement (as defined below); and any term that is capitalized and not defined herein or in the ManagementCo LLC Agreement shall have the meaning prescribed by the Company LLC Agreement (as defined below). As used in this Plan, the following words shall have the following meanings:
“Award” means Upstairs Class B Units, Phantom Units, or a Cash Award granted to a Participant pursuant to this Plan.
“Award Agreement” means a written document, in a form approved by the Committee that is executed by the Company or MangementCo and a Participant and sets forth the terms, conditions, and limitations applicable to an Award.
“Board” means the Board of Managers of the Company.
“Cash Award” means an award granted under the Plan (other than Upstairs Class B Units or Phantom Units) that provides an opportunity to receive one or more cash payments subject to satisfying performance objectives and vesting and other conditions as determined by the Committee and set forth in the applicable Award Agreement.
“Cause” means, with respect to a Participant and in the absence of an Award Agreement or an individual employment, consulting, or similar written agreement between the Participant and the Company or any of its Affiliates in effect as of the grant date for an applicable Award Agreement (a “Participant Agreement”) otherwise defining Cause, (a) the Participant’s breach of any material provision of the Plan, an Award Agreement, or any other agreement involving the Company or an Affiliate; (b) the Participant’s indictment for, conviction of, plea of guilty or nolo contendere to, or commission of a felony, or conviction of, or plea of guilty or nolo contendere to any other crime (whether or not related to the Participant’s duties for the Service Recipient or any Affiliate); (c) the Participant’s commission of any act of fraud, dishonesty, gross negligence, or substantial misconduct in his or her performance of his or her duties or responsibilities; (d) the Participant’s violation of or failure to comply with the internal policies of the Service Recipient or any Affiliate, including its policies against discrimination, harassment or retaliation, or the rules and regulations of any regulatory or self-regulatory organization with jurisdiction over the Service Recipient or any Affiliate; (e) the Participant’s failure to perform a material duty of the Participant’s position including the Participant’s insubordination, or failure or refusal to follow any instruction reasonably given by the Participant’s superiors in the course of employment; or

Exhibit 10.3
(f) the Participant’s commission of any act which results in negative publicity to the Company, regardless of whether such act occurred within the performance of his or her duties or responsibilities. If, subsequent to a Participant’s Termination for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award to the extent exceeding the amount the Participant would have been entitled to receive had had such Termination been by the Service Recipient for Cause. If an Award Agreement or Participant Agreement defines Cause, “Cause” shall have the meaning provided in such agreement.

“Committee” means the committee described in Article III. If such a committee has not been appointed by the Board, the Board shall be deemed to be the Committee for purposes of this Plan.
“Company” means Cowen Digital Holdings LLC.
“Company LLC Agreement” means the limited liability company agreement of the Company as in effect and amended from time to time.
“Fair Market Value” means (a) with respect to the Company or ManagementCo, the fair market value of the Company or ManagementCo (as applicable), as determined by the Board using the reasonable application of a reasonable valuation method, and (b) with respect to any Upstairs Class B Unit, the value per unit, as determined by the Board and subject to the terms of the applicable Award Agreement. Except as otherwise set forth in any Award Agreement, Fair Market Value shall be determined in good faith by the Board and such determination shall be final and binding.
“ManagementCo” means CDIG Management Co. LLC, a Delaware limited liability company.
“ManagementCo LLC Agreement” means the limited liability company agreement of ManagementCo as in effect and amended from time to time.
“Participant” means an employee, director, member, consultant, or other service provider of the Company or any of its Affiliates who is selected by the Board or the Committee to participate in this Plan.
“Phantom Unit” means a right to receive payments in an amount that is determined by reference to the value of a Class B Unit or an Upstairs Class B Units. Each Phantom Unit shall be subject to vesting, payment, and other terms and conditions that are determined by the Committee and set forth in the applicable Award Agreement. Without limiting the generality of the foregoing, the payment terms for each Phantom Unit shall be structured to qualify for an exemption from Section 409A of the Code (e.g., the “short-term deferral” rule) or to comply with the requirements to avoid tax under Section 409A of the Code.
“Service Recipient” means, with respect to a Participant, the Company or Affiliate of the Company that employs the Participant or, for a Participant who is not an employee, is the principal recipient of the Participant’s services. Following a Termination, the Service Recipient means the Company or Affiliate that most recently employed the Participant or was most recently the principal recipient of the Participant’s services.

Exhibit 10.3
“Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient and its Affiliates. Unless otherwise determined by the Committee, if the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), and the Participant’s employment or service is not transferred to an Affiliate of the Company, such Participant shall be deemed to have had a Termination hereunder as of the date of the consummation of such transaction. To the extent used in connection with the time of payment or settlement of any Award that is subject to Section 409A of the Code, Termination shall mean the Participant’s “separation from service” within the meaning of Section 409A.

“Upstairs Class B Unit” means an Upstairs Class B Unit of ManagementCo as defined in the ManagementCo LLC Agreement.

Article III
ADMINISTRATION
3.1Generally. This Plan shall be administered by the Board or a committee consisting of one or more members of the Board. The members of the Committee shall be selected by the Board. During any period of time in which this Plan is administered by the Board, all references in this Plan or any Award Agreement to the Committee shall be deemed to refer to the Board.
3.2Power of the Committee. Except as otherwise provided in an Award Agreement, the Committee shall have full power and authority to administer and interpret this Plan, Awards granted under this Plan, and each Award Agreement, including the powers to (a) exercise all of the powers granted to it under this Plan; (b) construe, interpret, and implement this Plan and any Award Agreement; (c) prescribe, amend, and rescind rules and regulations relating to this Plan, including rules governing its own operations; (d) make all determinations necessary or advisable in administering this Plan, Awards, and any Award Agreements; (e) resolve any ambiguity, correct any defect, exercise discretion, supply any omission, and reconcile any inconsistency in this Plan, each Award, and each Award Agreement; (f) amend this Plan, each Award, and each Award Agreement (to the extent permitted by Article IX or the Award Agreement, as applicable); (g) determine the Service Providers who will be Participants; (h) grant Awards under this Plan and determine the terms and conditions of such Awards, consistent with the this Plan; (i) delegate such powers and authority to such Persons as it deems appropriate, provided that any such delegation is consistent with applicable law and any guidelines as may be established by the Board from time to time; and (j) waive any forfeiture, vesting, or other conditions under any Awards. The reasonable, good faith determination of the Committee on all matters relating to this Plan, each Award Agreement, and each Award shall be final, binding, and conclusive upon all Persons.
3.3Professional Assistance; Committee Actions. The Committee may employ counsel, consultants, accountants, appraisers, brokers, and other Persons at the expense of the Company. The Board, Committee, Company, and the officers of the Company shall be entitled to rely upon the advice, opinions, and valuations, as applicable, of any such Persons. Except as otherwise provided in an Award Agreement, all actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company, and all other interested Persons.

Exhibit 10.3
Article IV
AWARDS
4.1Grant of Awards. The Committee has sole discretion to grant Awards under the Plan and to determine the amounts, terms, conditions, and limitations of such Awards, consistent with the terms of this Plan. The amount, terms, conditions, and limitations of each Award under this Plan shall be set forth in an Award Agreement. Without limiting the generality of the foregoing, such terms and conditions may include restrictive covenants and a requirement that the Participant execute a release of claims as a condition of vesting, settlement, and/or payment of all or any portion of the Award.
4.2LLC Agreement. As a condition to the grant of Upstairs Class B Units, the applicable Participant will be required to become a party to the ManagementCo LLC Agreement (and, if applicable, his or her spouse shall execute a spousal joinder agreement in the form provided by the Company or ManagementCo), and any other grant of equity shall be conditioned on the Participant becoming a party to the applicable entity’s governing documents. In addition, each Award is conditioned on the Participant executing such documents and instruments as are reasonably and customarily required by the Company to evidence compliance with applicable federal and state securities and “blue sky” laws, or as otherwise reasonably requested by the Company. All Upstairs Class B Units acquired under this Plan will be held subject to, and in compliance with, the terms and conditions of the ManagementCo LLC Agreement.
Article V
UPSTAIRS CLASS B UNITS SUBJECT TO THIS PLAN; LIMITATIONS AND CONDITIONS
5.1Units Available for Awards. Subject to Article VII, the ManagementCo LLC Agreement allows the issuance of Upstairs Class B Units under this Plan, subject to not exceeding a number of units permitted by the ManagementCo LLC Agreement (“Plan Unit Reserve”). Phantom Units and Cash-Based Awards shall not count toward the Plan Unit Reserve; provided that if a Phantom Unit or Cash-Based Award is paid or settled in the form of Upstairs Class B Units, such Upstairs Class B Units shall count toward the Plan Unit Reserve. Unless restricted by applicable law, to the extent that an Award is forfeited, expired, repurchased, terminated, and/or canceled, the Upstairs Class B Units underlying such Award shall immediately become available for new Awards.
5.2Terms of Awards. At the time an Award is made or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions (including vesting terms and conditions) on such Award in accordance with this Plan.
5.3Transfer Restrictions. Other than as specifically provided in the ManagementCo LLC Agreement or the applicable Award Agreement, no Award or benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. Unless otherwise determined by the Committee and permitted by the ManagementCo LLC Agreement or applicable Award Agreement, no Award shall be transferable or assignable by the Participant other than by will or by the laws of descent and distribution.
5.4Rights as Members. Other than as specifically provided in the ManagementCo LLC Agreement, the Company LLC Agreement, or the Award Agreement, Participants shall not be, and shall not have any of the rights or privileges of, members of ManagementCo or the Company in respect of any Awards settled, convertible or exchangeable into Upstairs Class B Units, unless and until book entry representing such Upstairs Class B Units has been made and

Exhibit 10.3
the Participant has been admitted as a member pursuant to the ManagementCo LLC Agreement or Company LLC Agreement, as applicable.
5.5Coordination with Other Benefit Plans. Absent express provisions to the contrary in an applicable retirement, severance, or other benefit plan or arrangement, no Award under this Plan, and no amount payable in respect of any Award, (a) shall be deemed compensation for purposes of computing benefits or contributions under any retirement, severance, or other benefit plan of the Company or its Affiliates or (b) shall affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation.
Article VI
TRANSFERS AND LEAVES OF ABSENCE
For purposes of this Plan, unless the Committee determines otherwise: (1) a transfer of a Participant’s service to another Affiliate of the Company, without an intervening period of separation, shall not be deemed a Termination, and (2) a Participant who is on an approved leave of absence shall be deemed to have remained in the service of the Service Recipient during such leave of absence.
Article VII
ADJUSTMENTS FOR CHANGES IN CAPITALIZATION AND REORGANIZATION EVENTS
7.1Unit Change. In the event of an equity dividend, equity split, reverse equity split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, equity combination, or recapitalization, reclassification, reorganization, merger, consolidation, conversion, split-up, spin-off, combination or exchange, or similar event affecting the capital structure of ManagementCo or the Company (each, a “Unit Change”), the Committee may, in all cases subject to the ManagementCo LLC Agreement and Company LLC Agreement, as applicable, adjust any or all of (a) the number and kind of Upstairs Class B Units subject to this Plan, as set forth in Section 5.1, and available for or covered by Awards; (b) the performance goals (if any) affecting the vesting or payment of such Awards; (c) the Repurchase Price per Repurchase Unit, to the extent not tied to Fair Market Value of the Repurchase Unit (each as defined in Article VIII hereof); and (d) any other provisions of Awards affected by such Unit Change as it deems, in good faith, to be required, equitable, or otherwise appropriate to effect the intent of the Awards.
7.2Reorganization Event. In the event of a merger, consolidation, acquisition of property or shares, Unit rights offering, liquidation, disaffiliation (including a Sale of the Company), spinoff, exchange, or similar transaction or event (each, a “Reorganization Event”), the Committee shall in its discretion and in such manner and on such terms and conditions as it, in good faith, deems appropriate, and in all cases subject to the ManagementCo LLC Agreement and Company LLC Agreement, as applicable, make such substitutions or adjustments as it deems appropriate and equitable to the outstanding Awards. Without limiting the generality of the foregoing, in the event of a Reorganization Event the Committee may take any one or more of the following actions:
(a)the Committee may provide, either by the terms of the agreement governing such transaction or by action taken prior to the occurrence of such transaction or event, for either (i) the cancellation of all or any portion of the outstanding Awards for an amount of cash or other property or a combination thereof having an aggregate value equal to the amount, if any, that could have been realized and/or attained in respect of such Awards (or portions thereof) as a result of a Reorganization Event had such Awards (or portion thereof) been

Exhibit 10.3
fully vested, as determined by the Committee in its sole discretion; provided, that, if the Committee determines in good faith that a Participant would not realize and/or attain any amounts in respect of such Awards (or portions thereof) as a result of the Reorganization Event had such Awards (or portion thereof) been fully vested at the time of the Reorganization Event, then the Committee may, in its sole discretion, cancel such Award for no consideration effective as of the effective date of the Reorganization Event, or (ii) the replacement of an Award, whether vested or unvested, with other rights or property, including cash or a new equity award such as an option, stock appreciation right, or full-value equity award, selected by the Committee in its sole discretion, which replacement award may be subject to vesting or the lapsing of restrictions, as applicable, on terms not substantially less favorable in the aggregate to the affected Participant than the terms of the Award for which such replacement award is substituted;
(b)the Committee may provide, either by the terms of such Award or by action taken prior to the occurrence of such transaction or event, that upon such event, such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the securities of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities subject to such Award, any Profits Interest Hurdle and/or any performance goals governing the vesting and/or payment of such Awards; and
(c)the Committee may make adjustments in the number and type of Upstairs Class B Units and Phantom Units subject to outstanding Awards, or in the terms and conditions of any Awards (including the Profits Interest Hurdle, repurchase price, vesting, payment schedule, and/or the performance goals, if any, governing the vesting or value of such Awards), and the criteria included in, outstanding Awards and the related agreements and Awards which may be granted in the future.
7.3Fractional Units. Any adjustment provided under this Article VII may, in the Committee’s discretion, provide for the cash payment of any fractional Upstairs Class B Unit and/or Phantom Unit that might otherwise become subject to an Award.
7.4Other Distributions. The Committee may in its discretion also make adjustments of the type described in this Article VII to take into account distributions to Members or any other event if the Committee determines that adjustments are appropriate to avoid distortions in the operation of this Plan and to preserve the value of Awards made hereunder.
7.5Other Units. References in this Plan to Upstairs Class B Units shall be construed to include any securities resulting from any adjustment described in this Article VII.
Article VIII
COMPANY REPURCHASE OPTION
8.1General. Unless otherwise expressly provided in a Participant’s Award Agreement and without limitation of any repurchase or other transfer terms set forth in the ManagementCo LLC Agreement and Company LLC Agreement, as applicable, the provisions of this Article VIII shall apply to all Awards granted under the Plan.
8.2Right of Repurchase. If a Participant (i) experiences a Termination that results in cessation of vesting (as determined by the applicable Award Agreement) or (ii) breaches any non-competition, non-solicitation, no-hire, non-disparagement, intellectual property, confidential or proprietary information, or similar restrictive covenant or obligation in favor of the Company or any of its Affiliates (a “Triggering Event”), then in each case the Participant will no longer be eligible for further vesting of any Award, and the Company shall have the right to cause the ManagementCo to acquire from the Participant (or the Participant’s estate), in accordance with

Exhibit 10.3
this Section, any or all of the Units previously issued to the Participant under any Award under the Plan, to the extent not forfeited (the “Repurchase Right”). For each Upstairs Class B Unit that is repurchased by the ManagementCo, a Class B Unit of the Company shall be sold to the Company for the same price.
8.3Exercise of Repurchase Right. The Company may cause the ManagementCo to exercise the Repurchase Right by delivering a written notice to the Participant indicating the number of Units to be repurchased (the “Repurchase Units”) and the aggregate purchase price therefor (the “Repurchase Notice”). The Repurchase Right may be exercised for a period of twelve (12) months following the occurrence of any Triggering Event (as applicable, the “Repurchase Right Exercise Period”).
8.4Repurchase Price. The amount payable by the ManagementCo for each Repurchase Unit to be repurchased shall be as follows:
(a)In the event of Termination for Cause (including a determination that Cause existed before the Termination) or breach by the Participant, before the first anniversary of the Termination, of a restrictive covenant under the Award Agreement, the amount payable shall be $0.01 per Repurchase Unit (subject to adjustment in the event of a Unit Change or Reorganization Event).
(b)In the absence of an event described in subsection (a), above, the amount payable shall be the Fair Market Value of the Repurchase Units to be repurchased, unless otherwise expressly provided in the applicable Award Agreement.
The aggregate amounts payable under this Section 8.4 shall be the “Repurchase Price”.
8.5Closing of Repurchase. Subject to Section 8.7 hereof, the closing of the Repurchase Right shall take place at the offices of the Company, or at such other location (including a virtual location) designated by the Company, within thirty (30) days after the delivery of the Repurchase Notice. At the closing, the Participant shall execute and deliver to the Company instruments of transfer, in form and substance satisfactory to the Company (which may be electronic), sufficient to transfer the purchased Units to the ManagementCo free and clear of all liens, restrictions, security interests and encumbrances. In the event of any continued failure and/or refusal by a Participant to execute and deliver any instruments of transfer described above in this Section 8.5 within one hundred eighty (180) days following delivery of the Repurchase Notice, the Participant will be deemed to be in material breach of the Plan and the Award Agreement and deemed to waive and release all claims and rights in respect of the Repurchase Units or the Repurchase Price, and the Repurchase Units shall be forfeited, terminated, and canceled for no consideration. Thereafter, the underlying Upstairs Class B Units shall immediately become available for new Awards under the Plan in accordance with Section 5.1 of the Plan.
8.6Payment of Repurchase Price. Except as provided by the Committee in an Award Agreement, if the Repurchase Right is exercised, the Repurchase Price shall be paid in cash at the time of repurchase or by issuance of a promissory note equal to the Repurchase Price (less any portion of such Repurchase Price paid in cash); provided that such promissory note shall have a maturity date no more than three (3) years from the closing date of such repurchase, shall bear simple interest at a fixed rate equal to the applicable federal rate of interest then in effect (compounded annually), and shall be payable as to interest and principal on the maturity date.
8.7Delay of Repurchase. Notwithstanding anything contained in this Article VIII to the contrary, in the event that any repurchase described herein would result in a default under any applicable financing documents of any member of the Company or any of its Affiliates or would

Exhibit 10.3
otherwise be prohibited by applicable law or would result in adverse accounting results for the Company or its Affiliates (as applicable, a “Prohibition Event”), commencement of the applicable Repurchase Right Exercise Period shall be delayed until the Prohibition Event ceases to exist. Without limiting the foregoing, the Company shall be permitted to assign the Repurchase Right.
8.8    Participant Representations; Release of Claims. In connection with any repurchase of Repurchase Units pursuant to this Article VIII, the Company and the ManagementCo will be entitled to receive customary representations and warranties from the Participant regarding the repurchase of such Units as may be reasonably requested by the Company or the ManagementCo including the representation that the Participant has good and marketable title to such Units to be transferred and is free and clear of all liens, claims and other encumbrances. Without limiting the generality of the foregoing, subject to the terms of the applicable Award Agreement, the Committee may condition the Participant’s right to receive payment of the Repurchase Price on the Participant timely executing, delivering, and not revoking a general release of claims in favor of the Company and its Affiliates, in such form as may be requested by the Company. In the event of any failure and/or refusal by a Participant to timely execute and deliver any release described above in this Section 8.8, the Participant will be deemed to be in material breach of the Plan and Award Agreement and to waive and release all claims and rights in respect of the Repurchase Units and the Repurchase Price, and the Repurchase Units shall be forfeited, terminated, and canceled for no consideration. Thereafter, the underlying Upstairs Class B Units shall immediately become available for new Awards under the Plan in accordance with Section 5.1 of the Plan.
Article IX
AMENDMENT AND TERMINATION
9.1Awards. The Committee may amend outstanding Awards at any time and for any reason; provided that no such action shall modify an Award in a manner adverse to the applicable Participant without the Participant’s consent, except to the extent such modification is provided for or contemplated in the terms of the Award or this Plan (including, for the avoidance of doubt, pursuant to Article VII) or for the purpose of complying with applicable law or ensuring that the Upstairs Class B Units constitute “profits interests” within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.
9.2Plan. The Board may amend, suspend, or terminate this Plan at any time and for any reason; provided that no such action shall affect an outstanding Award in a manner adverse to the applicable Participant without the Participant’s consent, except to the extent such action is provided for or contemplated in the terms of the Award, this Plan (including, for the avoidance of doubt, pursuant to Article VII), the Management Co LLC Agreement or Company LLC Agreement, as applicable, or for the purpose of complying with applicable law.
Article X
GOVERNING LAW
10.1Generally. This Plan, the legal relations between the parties, and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that could otherwise result in the application of the laws of any other jurisdiction.
10.2Non-U.S. Participants. If an Award is granted to a Person who is subject to the laws of jurisdictions other than those of the United States, such Award may have special terms

Exhibit 10.3
and conditions for the purpose of complying with non-U.S. laws or otherwise as deemed to be necessary or desirable by the Committee.
Article XI
TAXES
11.1Section 409A of the Code. It is intended that all Awards under this Plan and any Award Agreement be exempt from, or comply with the requirements to avoid tax under, Section 409A of the Code. This Plan and each Award Agreement shall be interpreted accordingly. In the case of an Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, with respect to any provision providing for payment in connection with a Participant’s Termination, no termination of employment shall be deemed a Termination for purposes of such Award unless it is a “separation from service” under Section 409A of the Code. To the extent applicable, as determined in the sole discretion of the Committee with and upon advice of counsel, each amount or benefit payable pursuant to this Plan and any Award Agreement shall be deemed a separate payment for purposes of Section 409A of the Code, and in no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Plan or any Award Agreement. If a Participant is a “specified employee” (as determined under the Company’s administrative procedure for such determinations, in accordance with Section 409A of the Code) at the time of the Participant’s termination of employment, any payments under this Plan or any Award Agreement that are deemed to be non-qualified deferred compensation subject to Section 409A of the Code and that are payable (whether in cash, Units, or other property) in connection with the Participant’s separation from service shall not be paid or begin payment until the earlier of the Participant’s death and the first day following the six-month anniversary of the Participant’s separation from service.
11.2Tax Withholding. The ManagementCo, Company or any Affiliate or designee thereof shall be entitled to withhold any amounts that it determines to be required under federal, state, local and/or foreign tax rules in respect of any Award, and may take such action as it deems appropriate to ensure compliance with such withholding requirements. Without limiting the generality of the foregoing withholding may be collected by (a) requiring the Participant to pay or provide for payment of the applicable withholding amount, (b) deducting the applicable withholding amount from any amount otherwise payable to the Participant in cash (whether related to the Award or otherwise), or (c) if approved by the Committee, withholding Upstairs Class B Units having a Fair Market Value of the withholding amount. Regardless of the amount withheld or reported in respect of any Award or payment, each Participant is solely responsible for all taxes in respect of his or her Award(s) (including taxes on imputed income) except to the extent applicable law directly imposes a tax on the employer (i.e., in respect of an employee, the employer’s share of employment taxes). If any amounts are withheld and paid over to the appropriate taxing authority pursuant to this Section 11.2, such amounts shall be treated as having been paid to the Participant.
Article XII
MISCELLANEOUS
12.1ERISA. This Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.
12.2No Right of Employment or Service. Nothing contained herein, in any Award Agreement, or in any Award shall confer on any employee, director, or consultant any right to be continued in the employ or service of the Company or any Affiliates or affect any employee’s status as an at-will employee; nor shall anything contained herein, in any Award Agreement or an Award affect any rights which the Company or its Affiliates may have to change a person’s

Exhibit 10.3
compensation or other benefits or terminate such person’s employment or association with the Company or its Affiliates for any reason (with or without Cause, with or without compensation) at any time.
12.3Unfunded Plan. Unless the Committee determines otherwise, no benefit or promise under this Plan shall be secured by any specific assets of the Company or any of its Affiliates, nor shall any assets of the Company or any of its Affiliates be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Plan.
12.4Non-Uniform Determinations. The Committee’s determinations under this Plan need not be uniform and may be made by it selectively among Persons who receive or are eligible to receive Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Persons to receive Awards under this Plan and the terms and provisions of Awards under this Plan.
12.5Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.
12.6Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under this Plan shall be and remain subject to the Company’s and Affiliates’ incentive compensation clawback and recoupment policies as may be adopted, in effect, or amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. If an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.
12.7Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Plan shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the words “include” and “including” shall not limit the preceding words or terms, and the word “or” is not exclusive.
12.8Severability. In the event any provision of this Plan or any Award Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the illegality, invalidity or unenforceability shall not affect the remaining provisions of this Plan and such Award Agreement and such illegal, invalid or unenforceable provision shall be deemed modified as if such provision had not been included.
12.9Survival of Terms; Conflicts. The provisions of this Plan shall survive the termination of this Plan to the extent consistent with, or necessary to carry out, the purposes thereof. Each Award Agreement remains subject to the terms of this Plan; provided, however, in the event of any conflict between specific provisions of this Plan and an Award Agreement, the Award Agreement shall control.
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